Exhibit 99.1

Marlin Equity Partners Completes Acquisition of Tellabs

LOS ANGELES, December 4, 2013 – Marlin Equity Partners (“Marlin”), a global investment firm, today announced that it has completed its acquisition of Tellabs, Inc. (“Tellabs”), an industry-leading supplier of packet-optical, mobile backhaul and Optical LAN networking solutions. Tellabs serves telecom service providers, independent operating companies, MSO/cable companies, enterprises and government agencies with networks in more than 90 countries around the world. Proven in 80% of the top global communications service provider networks, Tellabs innovations enable operators to boost revenue, reduce expenses and advance smart networks. Tellabs will continue to be headquartered in Naperville, Illinois, with research and development centers, sales and service offices and strategic business partners located throughout the world.

“We are honored to add an organization as respected and innovative as Tellabs to the Marlin portfolio of telecom companies,” said Nick Kaiser, a partner and co-founder of Marlin. “We are confident in the growth prospects for Tellabs and are committed to providing the strategic investments and operational support necessary to strengthen Tellabs’ competitive market position and significantly increase the long-term value it can bring to its global customers.”

The addition of Tellabs to the Marlin portfolio builds upon Marlin’s successful track record of acquisitions in the telecom sector and further demonstrates its commitment to the industry. The Marlin portfolio of telecom companies also includes Coriant (formerly the Optical Networks business of Nokia Siemens Networks), Coriant America, Inc. (formerly Sycamore Networks Solutions Inc.), Openwave Mobility and Openwave Messaging.

“The ever-increasing demand for data is driving fundamental network transformation and impacting multiple segments and applications, including mobile backhaul, metro/regional optical transport and enterprise LANs,” said Pat DiPietro, an operating partner at Marlin. “Tellabs has successfully demonstrated technology innovation and market leadership in each of these areas, as well as in emerging technologies such as Software Defined Networking. The proven experience and expertise of the Tellabs team, combined with Marlin’s commitment to the market opportunity and a growing portfolio of complementary solutions, will offer Tellabs’ service provider, enterprise and government customers an enhanced value proposition today and into the future as their networks and services evolve.”

Dan Kelly, Tellabs president and CEO, added, “With Marlin as our strategic investor, we have gained a partner who not only shares our vision for advancing smart networks, but also one with deep domain experience and the financial resources to help us bring new innovations to market and expand the service and support capabilities for our long-standing customers.”

“Customer-first values represent one of the core principles of all our operating companies,” said Bob Leggett, an operating partner at Marlin. “The addition of Tellabs to the Marlin telecom portfolio provides the immediate opportunity to bring enhanced value by leveraging the complementary products and solutions of our other portfolio companies, in particular Coriant, an industry leader in coherent optical transmission technologies for long-haul networks. Through cross-selling agreements and targeted collaboration in multiple areas of the business, we will ensure that we retain the focus required to ensure optimal customer success and satisfaction.”

Credit Suisse and Evercore acted as financial advisors, and Schulte Roth & Zabel LLP acted as legal counsel to Marlin. Goldman, Sachs & Co. acted as financial advisor, and Sidley Austin LLP acted as legal counsel to Tellabs.

About Marlin Equity Partners

Marlin Equity Partners is a global investment firm with over $2.6 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthens a company’s outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 70 acquisitions. The firm is headquartered in Los Angeles, California with an additional office in London. For more information, please visit www.marlinequity.com.

About Tellabs

Tellabs innovations advance smart networks and help its customers succeed. That’s why 80% of the top global communications service providers and 40 of the Fortune 100 companies choose its mobile backhaul, packet optical, Optical LAN and services solutions. Tellabs helps them get ahead by adding revenue, reducing expenses and optimizing networks.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects,” “intends,” “seeks” or similar expressions. Forward-looking statements are based on current expectations about future events and are subject to risks, uncertainties and assumptions. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Marlin and Tellabs believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. All forward-looking statements included in this communication are made as of the date hereof and, unless otherwise required by applicable law, Marlin and Tellabs undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further information on factors that could affect Tellabs’ financial results is provided in documents filed by Tellabs with the Securities and Exchange Commission, including Tellabs’ recent filings on Form 10-Q and Form 10-K.

For additional information, please contact Peter Spasov at (310) 364-0100 or via e-mail at pspasov@marlinequity.com.

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